Exhibit 99.1
Contact:
Claudine Bianchi
978-946-7726
cbianchi@navisite.com
NaviSite Reports Second Quarter Fiscal Year 2011 Financial Results
Second Quarter Recurring Hosting Revenue Grew 8% Annually
Second Quarter Adjusted EBITDA Grew 13% Annually
Andover, MA, March 15, 2011 — NaviSite, Inc. (NASDAQ: NAVI), a premier provider of enterprise-class hosting, managed application, managed messaging and managed cloud services, today reported financial results for the second quarter of fiscal year 2011 ended January 31, 2011.
NaviSite completed the sale of its Dallas colocation data center during the second quarter of fiscal year 2011, for gross cash proceeds of $12.75 million. The results of operations reported exclude the results of discontinued operations for the periods presented.
Financial Results for the Second Quarter of Fiscal Year 2011
•	Total revenue for the quarter ended January 31, 2011 was $32.4 million, representing a year-over-year increase of 7% and a sequential increase of 1%.
•	Recurring hosting revenue was $31.3 million for the second quarter, representing a year-over-year increase of 8% and a sequential increase of 1%.
•	EBITDA, excluding impairment costs, stock-based compensation, severance and other non-operational charges (“EBITDA, as adjusted”) for the second quarter was $7.4 million, representing a year-over-year increase of 13% and a sequential increase of 3%.

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

•	Net income attributable to common shareholders for the second quarter was $4.8 million, or $0.13 per share, compared to a loss of $2.9 million, or $(0.08) per share, in the second quarter of fiscal year 2010. The net income for the second quarter was mainly due to the gain on the sale of our Dallas colocation data center.
Financial and Business Highlights
•	Time Warner Cable Inc. (NYSE: TWC) and NaviSite announced an agreement under which Time Warner Cable will acquire NaviSite for $5.50 per common share in cash, or a total equity value of approximately $230 million.
•	Announced the sale of our Dallas, Texas colocation business to Cologix Dallas, Inc., a subsidiary of Cologix, Inc., for $12.75 million in cash.
•	Booked $0.6 million of incremental monthly revenue with an average term of 16 months in the second quarter of fiscal year 2011 compared to $0.7 million booked in the second quarter of fiscal year 2010 with an average term of 24 months.
•	Booked $0.1 million of cloud expected monthly recurring revenue in our second quarter of cloud availability, an increase of 34% from the prior quarter and representing over 17% of our total bookings for the quarter.
•	Customer churn, defined as the loss of a customer or a reduction in a customer’s monthly recurring revenue from our active customer pool, was 1.1% per month during the quarter, compared to 1.1% per month in second quarter of fiscal year 2010 and 1.2% in the prior quarter.
EBITDA and Other Non-GAAP Measures
EBITDA is not a recognized measure for financial-statement presentation under United States generally accepted accounting principles (“GAAP”). NaviSite believes that non-GAAP measures, such as EBITDA and adjusted EBITDA, provide investors with useful supplemental measures of our actual and expected operating and financial performance by excluding the impact of interest, taxes, depreciation and amortization from net income (loss). We also exclude impairment costs, stock-based compensation, severance, discontinued operations, related gain on discontinued operations, and other non-recurring charges, as such items may be considered to be of a non-operational nature. EBITDA, as adjusted, does not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. We use EBITDA, as adjusted, to assist in evaluating our actual and expected operating and financial performance. The non-GAAP results should not be evaluated in

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

isolation from, or as a substitute for, our financial results prepared in accordance with GAAP. A table reconciling our net income (loss), as reported, to EBITDA, as adjusted are included in the condensed consolidated financial statements in this release. We believe that using EBITDA and adjusted EBITDA together with net income (loss) will help investors better understand our underlying financial performance.
About NaviSite
NaviSite, Inc. (NASDAQ: NAVI) is a leading worldwide provider of enterprise-class, cloud-enabled hosting, managed applications and services. NaviSite provides a full suite of reliable and scalable managed services, including Application Services, industry-leading Enterprise Hosting, and Managed Cloud Services for enterprises looking to outsource IT infrastructures and lower their capital and operational costs. Enterprise customers depend on NaviSite for customized solutions, delivered through a global footprint of state-of-the-art data centers. For more information about NaviSite’s services, please visit www.navisite.com.
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This release contains forward-looking statements that address a variety of subjects, including NaviSite’s expected future operating and financial results, such as profitability, revenue growth and EBITDA, the success and performance of our product and service offerings and our strategic business plans for growing our customer base. All statements other than statements of historical fact — including, without limitation, those with respect to our goals, plans and strategies set forth herein — are forward-looking statements. The following important factors and uncertainties, along with general economic conditions, changes in economic conditions and others, could cause actual results to differ materially from those described in these forward-looking statements. Our success — including our ability to improve our gross profit, to improve our cash flows, to expand our operations and revenue and to reach and sustain profitability — depends in part on our ability to execute on our business strategy and the continued and increased demand for, and market acceptance of, our products and services. We may not remain compliant with our agreement with our senior secured lenders, including financial covenants. Our financial forecasts may not be achieved, including those as to expected EBITDA and revenue. We may be unable to raise the necessary funds to meet our payment obligations to our lending group under our senior secured credit facility and other creditors. We may not be able to expand our operations in accordance with our business strategy. We may experience difficulties integrating technologies, operations and personnel in accordance with our business strategy. Our products, technologies and resources may not successfully operate with the technology, resources and applications of third parties.

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

We derive a significant portion of our revenue from a small number of customers, and the loss of any of those customers could significantly damage our financial condition and results of operations. Competition has increased, and technological changes made, in the markets in which we compete. For a detailed discussion of cautionary statements that may affect our future results of operations and financial results, please refer to our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q. Forward-looking statements represent our current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements that we make. All logos, company and product names may be trademarks or registered trademarks of their respective owners.
Additional Information and Where to Find It
NaviSite, Inc. has filed a preliminary proxy statement on March 1, 2011 and intends to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other relevant materials in connection with the proposed merger (the “Merger”) with Avatar Merger Sub Inc. (“Merger Sub”), pursuant to which NaviSite would be acquired by Time Warner Cable Inc. (“TWC”). The preliminary proxy statement contains, and the definitive proxy statement will contain, important information about the proposed Merger and related matters. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER, INVESTORS AND STOCKHOLDERS OF NAVISITE ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement and other relevant materials (when they become available), and any other documents filed by NaviSite with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from NaviSite by contacting NaviSite at NaviSite, Inc., Attention: Investor Relations, 400 Minuteman Road, Andover, MA 01810 or by telephone at (978) 682-8300.
Participants in the Solicitation
NaviSite and its directors and executive officers may be deemed to be participants in the solicitation of proxies from NaviSite’s stockholders in connection with the Merger. Information about NaviSite’s directors and executive officers is set forth in NaviSite’s preliminary proxy statement on Schedule 14A, filed with the SEC on March 1, 2011 and NaviSite’s Annual Report on Form 10-K filed with the SEC on October 22, 2010. These documents are available free of charge at the SEC’s web site at www.sec.gov and from NaviSite by contacting NaviSite at NaviSite, Inc., Attention: Investor Relations, 400 Minuteman Road, Andover, MA 01810 or by telephone at (978) 682-8300. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the proxy statement that NaviSite intends to file with the SEC.
NaviSite has retained D.F. King & Co., Inc. to assist it in the solicitation of proxies for the special meeting. D.F. King can be contacted at:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Toll free: 1-800-628-8532
Banks and brokers call: (212) 269-5550
Email: navisite@dfking.com

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	January 31, 2011	January 31, 2010	January 31, 2011	January 31, 2010
	Unaudited
	(In thousands, except per share amounts)
Revenue	$32,311	$30,156	$64,329	$59,405
Revenue, related parties	42	74	82	168

Total revenue	32,353	30,230	64,411	59,573

Cost of revenue, excluding stock compensation, depreciation and amortization	15,777	14,323	31,009	28,500
Depreciation and amortization	4,802	4,000	9,307	7,898
Stock compensation	244	287	447	581

Cost of revenue	20,823	18,610	40,763	36,979

Gross profit	11,530	11,620	23,648	22,594

Operating expenses:
Selling and marketing, excluding stock compensation	4,547	4,888	9,132	9,423
General and administrative, excluding stock compensation	6,559	4,974	13,094	10,073
Stock compensation	446	543	1,097	1,120

Total operating expenses	11,552	10,405	23,323	20,616

(Loss) / Income from operations	(22)	1,215	325	1,978

Other income (expense):
Interest income	9	4	22	11
Interest expense	(1,459)	(2,100)	(2,942)	(4,399)
Other income (expense), net	328	182	219	280

Loss from continuing operations before income taxes and discontinued operations	(1,144)	(699)	(2,376)	(2,130)

Income tax benefit (expense)	265	(317)	(42)	(674)

Net Loss from continuing operations before discontinued operations	(879)	(1,016)	(2,418)	(2,804)

Income (loss) from discontinued operations, net of income taxes	268	(922)	614	(1,518)
Gain from sale of discontinued operations, net of income taxes	6,443	—	6,437	—

Net income (loss)	5,832	(1,938)	4,633	(4,322)

Accretion of preferred stock dividends	(1,024)	(925)	(2,019)	(1,824)

Net income (loss) attributable to common stockholders	$4,808	$(2,863)	$2,614	$(6,146)

Basic and diluted net income (loss) per common share:

Loss from continuing operations attributable to common shareholders	$(0.05)	$(0.05)	$(0.12)	$(0.13)
Income (loss) from discontinued operations	$0.01	$(0.03)	$0.02	$(0.04)
Gain from sale of discontinued operations	$0.17	$—	$0.17	$—

Net income (loss) attributable to common stockholders	$0.13	$(0.08)	$0.07	$(0.17)

Basic and diluted weighted average number of common shares outstanding	37,076	36,269	37,027	36,136

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Net Income (Loss) to EBITDA, as Adjusted, Reconciliation

	For the Three Months Ended
	January 31, 2011	January 31, 2010
	Unaudited
	(In thousands)
Net income (loss), as reported	$5,832	$(1,938)

Depreciation	4,320	3,554
Amortization	634	658
Interest income/expense, net	1,450	2,096
Income taxes	(265)	317

EBITDA	11,971	4,687

Stock-based compensation	690	830
Severance	19	23
(Income) loss from discontinued operations	(268)	922
Gain from sale of discontinued operations	(6,443)	—
Transaction fees and integration costs	1,386	33

EBITDA, as adjusted (excludes stock based compensation, severance, discontinued operations, related gain on sale of discontinued operations, transaction fees and integration costs)	$7,355	$6,495

	For the Six Months Ended
	January 31, 2011	January 31, 2010
	Unaudited
	(In thousands)
Net income (loss), as reported	$4,633	$(4,322)

Depreciation	8,989	6,914
Amortization	1,270	1,382
Interest income/expense, net	2,920	4,388
Income taxes	42	674

EBITDA	17,854	9,036

Stock based compensation	1,544	1,701
Severance	244	52
(Income) loss from discontinued operations	(614)	1,518
Gain from sale of discontinued operations	(6,437)	—
Transaction fees and integration costs	1,875	34

EBITDA, as adjusted (excludes stock based compensation, severance, discontinued operations, related gain on sale of discontinued operations, transaction fees and integration costs )	$14,466	$12,341

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Condensed Consolidated Balance Sheets

	January 31, 2011	July 31, 2010
	Unaudited	Unaudited
	(In thousands)
ASSETS

Current assets:
Cash and cash equivalents	$5,084	$4,620
Accounts receivable, less allowance for doubtful accounts of $1,798 and $1,812 at January 31, 2011 and July 31, 2010, respectively	12,957	12,532
Unbilled accounts receivable	246	730
Prepaid expenses and other current assets	9,452	11,244

Total current assets	27,739	29,126

Non-current assets	83,678	87,911

Total assets	$111,417	$117,037

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Notes payable, current portion	$3,703	$4,150
Capital lease obligations, current portion	4,891	4,830
Accounts payable	5,544	7,379
Accrued expenses, deferred revenue, deferred other income and customer deposits	18,845	19,237

Total current liabilities	32,983	35,596

Total non-current liabilities	58,271	67,977

Total liabilities	91,254	103,573

Preferred stock	36,303	34,284

Total stockholders’ equity (deficit)	(16,140)	(20,820)

Total liabilities, preferred stock and stockholders’ equity (deficit)	$111,417	$117,037

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Condensed Consolidated Statements of Cash Flow

	For the Three Months Ended
	January 31, 2011	January 31, 2010
	Unaudited
	(In thousands)
Net cash provided by operating activities	$2,118	$12,476

Net cash provided by (used for) investing activities	6,286	(4,570)

Net cash used for financing activities	(9,885)	(11,122)

Effect of exchange rate changes on cash	(40)	(17)

Net decrease in cash and cash equivalents	(1,521)	(3,233)

Cash and cash equivalents, beginning of period	6,605	4,178

Cash and cash equivalents, end of period	$5,084	$945

	For the Six Months Ended
	January 31, 2011	January 31, 2010
	Unaudited
	(In thousands)
Net cash provided by operating activities	$8,665	$17,081

Net cash provided by (used for) investing activities	2,603	(8,321)

Net cash used for financing activities	(10,806)	(18,336)

Effect of exchange rate changes on cash	2	(13)

Net increase (decrease) in cash and cash equivalents	464	(9,589)

Cash and cash equivalents, beginning of period	4,620	10,534

Cash and cash equivalents, end of period	$5,084	$945

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com